UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

(a - b)  At the 2013 Annual Meeting of Stockholders of the Company held on May 7, 2013, Company stockholders voted on three proposals and cast their votes as described below.  The proposals are described in the Company’s definitive proxy statement filed with the SEC on March 26, 2013.

Proposal 1

The following directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Harry H. Herington	50,890,614	3,756,121	7,891,428
Art N. Burtscher	53,613,971	1,032,764	7,891,428
Daniel J. Evans	50,467,582	4,179,153	7,891,428
Karen S. Evans	53,617,885	1,028,850	7,891,428
Ross C. Hartley	32,744,989	21,901,746	7,891,428
C. Brad Henry	53,601,829	1,044,906	7,891,428
Alexander C. Kemper	53,601,829	1,044,906	7,891,428
William M. Lyons	47,490,348	7,156,387	7,891,428
Pete Wilson	50,467,282	4,179,453	7,891,428

The Company notes that holders of approximately 40% of outstanding shares that voted cast a “WITHHOLD” vote for Ross C. Hartley. The Company believes that most of these votes were likely cast as a result of a report by Institutional Shareholder Services (“ISS”) recommending a “WITHHOLD” vote for Mr. Hartley. This recommendation was based on ISS’s determination that Mr. Hartley is an “affiliated outside director” because he participated in the founding of the Company over 20 years ago and served as an officer of a subsidiary of the Company in the 1990s. It is the policy of ISS that “affiliated outside directors” should not serve on the Company’s independent board committees. In its discussions with ISS, the Company learned that although former Section 16 officers of a company lose affiliated outside director status after five years, Mr. Hartley will always be treated by ISS as an affiliated outside director, even though his service as a founder of the Company and an officer of a subsidiary of the Company ended over fifteen years ago.

The Company disagrees with the recommendation of ISS. The Board of Directors has determined that Mr. Hartley is “independent” as defined in the listing standards of the NASDAQ Stock Market and the rules of the SEC. The Company believes that Mr. Hartley is not biased in carrying out his responsibilities as a committee member as a result of his prior service to the Company. Mr. Hartley has served as a member of the Audit and Corporate Governance and Nominating Committees for two years. As of May 7, 2013, Mr. Hartley will no longer serve as a member of the Audit Committee, however; the Company believes Mr. Hartley provides unique value to the Company as a member of the Corporate Governance and Nominating Committee and he will continue to serve on this committee.

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Proposal 2

Company stockholders approved on an advisory basis the compensation of the Company's named executive officers as set forth in the Company's proxy statement for the 2013 Annual Meeting of Stockholders, as set forth below:

For	Against	Abstentions	Broker Non-Votes
54,253,814	205,843	187,078	7,891,428

Proposal 3

Company stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 as set forth below:

For	Against	Abstentions	Broker Non-Votes
60,093,426	2,430,675	14,062	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary

Date:  May 8, 2013

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